BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including pre- and post-effective amendments, to the Fund's Registration Statement on Form N-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Andrew J. Donohue	August 14, 2019
Andrew J. Donohue

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On August 14, 2019 before me, the undersigned, personally appeared the above-named individual, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Power of Attorney (the "instrument") and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public